EXHIBIT 10.1

                     LETTER AGREEMENT DATED AUGUST 10, 2005




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                                                                          RANKEN
                                                                          ENERGY
                                                                     CORPORATION
                                                   417 W. 18th Street, Suite 101
                                                     Edmond, Oklahoma 73013-3663
                                             (405) 340-2363 * Fax (405) 340-2365
July 25, 2005

Mr. Ken Cabianca, President
Brinx Resources, Ltd.
4519 Woodgreen Drive West
Vancouver, BC V7S 2T8
                                 RE:      LETTER AGREEMENT
                                          Ranken Energy Corporation
                                          Owl Creek Prospect
                                          McClain and Garvin Counties, Oklahoma

Dear Ken:

This LETTER AGREEMENT shall set forth the terms and conditions for your participation in the RANKEN ENERGY CORPORATION ("REC") OWL CREEK PROSPECT located in Garvin & McClain Counties, Oklahoma. Specifically, you agree to participate with a 70% Working Interest, subject to the following:

1). You agree to purchase an undivided 70% Working Interest in the REC OWL CREEK PROSPECT for a total Buy-In Cost of $211,750.00 ($302,500 x .70) which is your proportionate share.

2). All future leasehold costs shall be billed to the Joint Account at $350/acre at a 78% net revenue basis.

3). Your initial Buy-In Cost includes all current leasehold (820.42 + net acres), whether force pooled or leased, in support of the two initial re-entry test wells, geologic expenses, brokerage costs, 3-D seismic usage, geophysical interpretations, and overhead, etc.

4). You agree to pay your Buy-In Cost upon the execution of this LETTER AGREEMENT, as well as your proportionate share of the estimated costs to casing point for:

             DRILLING:                 JOHNSON #1 RE-ENTRY
             DRILLING:                 POWELL #1 RE-ENTRY

5). You agree to participate in the Drilling Operations (to casing point) in the wells as specified in Item #3 above, with your interest, bearing your proportionate share of a 20% carried Working Interest in all of these operations. The carried working interest in these two initial Re-Entry wells shall be defined as those costs incurred for the drilling and setting/cementing of production casing. All future costs shall be billed to the Joint Account on a "heads up" basis. Your Before Casing Point Interest "BCP" shall be 87.5% and your After Casing Point Interest "ACP" shall be 70%. This carried Working Interest shall only apply to the two initial re-entry test wells listed in paragraph #4 above. However, should the primary objective (Viola) in each of the initial Re-Entry wells not be reached due to any down hole problems, then you agree to drill a replacement well or wells, on the same terms and obligations as set forth in this LETTER AGREEMENT.

6). Your Net Revenue Interest Lease "NRI" in the REC OWL CREEK PROSPECT shall be 78%.


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7).  You  acknowledge  and understand  that some of these  Prospects were Forced
     Pooled under Oklahoma law and as such, the various Respondents have the right to participate in any well. Should any Respondents elect to participate, then your participation interest shall be proportionately reduced in the spacing unit. Your costs in the project will also be proportionately reduced respectively.

8). Should you agree to participate in any completion attempt in any well drilled in the REC OWL CREEK PROSPECT, you agree to immediately forward your proportionate share of the Estimated Completion Costs, upon receipt of invoice, to Ranken Energy Corporation.

9). You agree to become a signatory to a mutually agreeable Joint Operating Agreement "JOA" consistent with industry standards (enclosed).

10). You acknowledge that you are a sophisticated & accredited investor and fully understand the inherent risks associated with oil & gas investing. Further, you acknowledge that no Return on Investment or Rate of Return has been guaranteed or promised, and, in fact, accept the possibility that you could lose 100% of your investment in this program.

Should you agree with these terms and conditions expressed herein, please execute this LETTER AGREEMENT in the space provided below.

Sincerely,

/s/ RANDOLPH L. COY

Randolph L. Coy
President

RLC/pak

Enclosure

Agreed to and accepted this 10th day of August      , 2005.
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WI OWNER: BRINX RESOURCES LTD.           SIGNATURE:  /s/ LEROY HALTERMAN
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         Print Company/Individual Name

BY: LEROY HALTERMAN                                  DATE:  8/10/05
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      Print Name and Title
                    PRESIDENT